Exhibit 99.2
JAMIE FREEDMAN, M.D., Ph.D. JOINS OPKO HEALTH AS
EXECUTIVE VICE PRESIDENT OF R&D AND BUSINESS DEVELOPMENT
MIAMI, FL –June 12, 2009– OPKO Health, Inc. (NYSE Amex: OPK) today announced that Jamie Freedman, M.D., Ph.D., has joined OPKO as its Executive Vice President of R&D and Business Development. Dr. Freedman will play a critical role in developing the company’s research and development programs and identifying strategic business opportunities.
“We are pleased to welcome Dr. Freedman to the OPKO team,” said Phillip Frost, M.D., Chairman and CEO of OPKO. “Dr. Freedman brings years of drug research and development experience to OPKO that spans the entire development process. He will be a tremendous asset as we aggressively pursue our new product development, particularly as we expand our efforts to exploit opportunities in other therapeutic areas with exceptional potential for OPKO.”
Prior to joining OPKO, Dr. Freedman served as President and CEO of Locus Pharmaceuticals, a private biotechnology company focused on the discovery and development of novel computationally designed drugs to treat cancer and inflammatory disorders. Previously, Dr. Freedman was at Merck Research Labs where he held various positions of increasing responsibility in Clinical Pharmacology, Clinical Oncology, and Experimental Medicine, conducting and supervising drug development programs, including those dealing with RNA interference modalities.
Dr. Freedman received M.D. and Ph.D. degrees from Tufts University and trained in Medicine and Hematology-Oncology at University of California, San Francisco and Harvard, respectively. Before joining industry, Dr. Freedman conducted research at the Beth Israel Deaconess Medical Center at Harvard University and also served as an Adjunct Assistant Professor of Medicine at University of Pennsylvania Medical Center.
About OPKO Health, Inc.
Miami-based OPKO is a specialty healthcare company presently with an emphasis in the field of ophthalmology.
For more information visit the company’s website at www.opko.com.
This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including statements regarding our product development efforts, our ability to identify strategic business opportunities, and exploit opportunities in therapeutic areas with exceptional potential, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in our filings with the Securities and Exchange Commission, as well as risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments, including that any of our products under development may fail, may not achieve the expected results or effectiveness and may not generate data that would support the approval or marketing of products for the indications being studied or for other indications. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.
Contacts:
Steven D. Rubin
305 575-4100
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